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                                                                    EXHIBIT 4.4


THIS WARRANT IS NON-TRANSFERABLE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF MD2PATIENT, INC. AS PROVIDED IN PARAGRAPH 7(a) HEREOF.



No. _____                                        Right to Purchase _______
                                                 Shares of Series A Preferred
                                                 Stock or Common Stock

                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, in consideration of having subscribed for the web services of MD2patient, Inc., a Georgia corporation (the "Company") and either having played an important role in the development and market acceptance of our web site or having referred other physicians who subscribe for our web services, ______________________ is entitled to purchase from the Company, at any time during the period specified in Paragraph 2 hereof, ______________ (____) fully paid and non-assessable shares of either Series A Preferred Stock or Common Stock, par value $.01 per share ("Common Stock"), of the Company, as determined in accordance with Paragraph 1 hereof, at an exercise price per share of $1.00 (the "Exercise Price"). The term "Warrant Shares", as used herein, refers to the _____ shares of either Series A Preferred Stock or Common Stock, as the case may be, purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraphs 4 and 5 hereof.

         This Warrant is subject to the following terms, provisions and conditions:

         1.    Manner and Exercise; Issuance of Certificates; Payment for
Shares.

         (a) Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, as to all (but not less than all) of the Warrant Shares, on any one occasion (but on no more than one occasion) within the time period specified in Paragraph 2 hereof by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal office in Franklin, Tennessee (or such other office or agency of the Company as it may designate by notice to the holder hereof), and payment to the Company in cash, by certified or official bank check or immediately available federal funds of the full Exercise Price for all of the Warrant Shares. Notwithstanding the preceding sentence, the holder, at its sole option, may elect (upon delivery to the Company of satisfactory documentation of such election, including an opinion of counsel if reasonably required), in lieu of the payment of the Exercise Price in cash, check or federal funds, to receive from the Company a lesser number of Warrant Shares having a Fair Market Value on the date of exercise equal to the difference between (i) the Fair Market Value on the date of exercise of the full number of Warrant Shares and (ii) the aggregate Exercise Price of the full number of Warrant Shares (such lesser number of Warrant Shares so issuable to the holder shall be considered as and included within the meaning of the term "Warrant Shares" for all remaining purposes hereof). Prior to the closing of any "Qualified Public Offering" (as such term is defined in the Company's Articles of Incorporation, as the same may be amended from time to time), this Warrant shall be exercisable only for shares of Series A Preferred Stock. From and after the closing of any such Qualified Public Offering, this Warrant shall be exercisable only for shares of Common Stock.

         (b) For purposes of this Paragraph 1, "Fair Market Value" per share of the Warrant Shares on any date shall be the average of the daily closing prices per share of the type of


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securities for which the Warrant is then exercisable on each of the 20 consecutive trading days through and including the trading day immediately preceding such date. The closing price per share of any such securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by The Nasdaq Stock Market, Inc.'s Nasdaq National Market or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by The Nasdaq Stock Market, Inc.'s Nasdaq National Market, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company and set forth in a certificate delivered to the holder.

         (c) Warrant Shares acquired by the holder hereof shall be deemed to be issued to the holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement (and other documentation reasonably requested by the Company) delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased shall be delivered to the holder hereof within a reasonable time after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder unless otherwise specified by the holder in the Exercise Agreement and consented to by the Company.

         2. Period of Exercise. This Warrant is exercisable on any one occasion (but on no more than one occasion) at any time after the date of issuance, and before 5:00 p.m. Franklin, Tennessee local time on the third (3rd) anniversary of the date of issuance. The date of issuance of this Warrant is ______________, 2000.

         3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

         (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance, be validly issued, fully paid and non-assessable.

         (b) Reservation of Shares. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of this Warrant, a sufficient number of Warrant Shares to provide for the exercise of this Warrant.

         4. Stock Dividends, Splits, Combinations. If at any time after the date of the issuance of this Warrant the Company (a) declares a dividend or other distribution payable in shares of, or securities convertible into shares of, Series A Preferred Stock (or, following the closing of any Qualified Public Offering, Common Stock) or subdivides its outstanding shares of


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Series A Preferred Stock (or, following the closing of any Qualified Public
Offering, Common Stock) into a larger number or (b) combines its outstanding shares of Series A Preferred Stock (or, following the closing of any Qualified Public Offering, Common Stock) into a smaller number, then (i) the number of Warrant Shares to be delivered upon exercise of this Warrant will, upon the occurrence of an event set forth in clause (a) above, be increased and, upon the occurrence of an event set forth in clause (b) above, be decreased so that the holder of this Warrant will be entitled to receive the number of shares of Series A Preferred Stock (or, following the closing of any Qualified Public Offering, Common Stock) that such holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto and (ii) the Exercise Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall be adjusted proportionately by multiplying such Exercise Price by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

         5. Reorganization, Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Series A Preferred Stock (or, following the closing of any Qualified Public Offering, Common Stock), any consolidation or merger of the Company with or into another corporation or other entity (other than a consolidation or merger of the Company in which the Company is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding Series A Preferred Stock (or, following the closing of any Qualified Public Offering, Common Stock)) or the sale of all or substantially all of the assets of the Company to another corporation or other entity, upon exercise of this Warrant, the holder of this Warrant shall have the right to receive the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Series A Preferred Stock (or, following the closing of any Qualified Public Offering, Common Stock) deliverable upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale had this Warrant been exercised immediately prior to such event; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests thereafter of the holder of this Warrant, to the end that the provisions set forth in this Warrant (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant.

         6. No Rights or Liabilities as a Shareholder. Nothing contained in this Warrant shall be determined as conferring upon the holder of this Warrant any rights as a stockholder of the Company or as imposing any liabilities on such holder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         7.    Transfer, Exchange and Replacement of Warrant.

         (a) Warrant Transfer Provisions. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS CONSENTED TO IN WRITING BY THE COMPANY, AND NO SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS CONSENTED TO IN WRITING BY THE COMPANY. Any transfer of this Warrant, if previously consented to by the Company,


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is registrable at the office or agency of the Company referred to in Paragraph
7(d) below by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

         (b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any permitted transfer or any replacement as provided in this Paragraph 7, this Warrant shall be automatically canceled.

         (d) Register. The Company shall maintain at its principal office in Franklin, Tennessee (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted transferee, if any, and each prior owner of this Warrant, if any.

         8. No Adjustment for Dividends. Except as provided in Paragraph 4 hereof, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Notwithstanding any other provision hereof, no adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Series A Preferred Stock or Common Stock prior to the date as of which the holder of this Warrant shall be deemed to be the record holder of such Warrant Shares.

         9. Notices of Corporate Action. So long as this Warrant has not been exercised, in the event of:

         (a) any taking by the Company of a record of all holders of Series A Preferred Stock (or, following the closing of any Qualified Public Offering, Common Stock) for the purpose of determining the holders thereof who are entitled to receive any dividend (other than cash dividends or distributions paid from the retained earnings of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other entity or any transfer of all or substantially all the assets of the Company to any other entity; or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to the holder of this Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such


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time is to be fixed, as of which the holders of record of Series A Preferred
Stock (or, following the closing of any Qualified Public Offering, Common Stock) shall be entitled to exchange their shares of Series A Preferred Stock or Common Stock, as the case may be, for the securities or other property, if any, deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered at least 10 days prior to the date therein specified, unless such date is beyond the control of the Company, in which case the notice shall be delivered as soon as practicable, but in no event more than 5 days prior to the date therein specified.

         10. Lock-Up. Notwithstanding anything herein to the contrary, without the prior written consent of the Company, neither this Warrant nor any of the Warrant Shares issued or issuable upon exercise of this Warrant may be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the holder(s) hereof or thereof (collectively, a "Disposition") at any time within the 180-day period immediately following the effective date of any registration statement filed under the Securities Act of 1933 in connection with the Company's first Qualified Public Offering; except for any Disposition
(i) as a bona fide gift, provided the donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to the general or limited partners, members or shareholders of such holder, provided that the distributees thereof agree in writing to be bound by this restriction, or (iii) if such holder is an individual, to members of his or her immediate family or to a trust the beneficiaries of which are exclusively such holder and/or members of his or her immediately family, provided that the transferees thereof agree in writing to be bound by this restriction. The provisions of this Paragraph 10 shall survive any exercise of this Warrant. This Paragraph 10 is intended for the benefit of the Company and any underwriters that underwrite such Qualified Public Offering. Any certificate(s) representing Warrant Shares issued upon exercise of this Warrant may bear a legend referring to the restriction contained in this Paragraph 10.

         11. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 501 Corporate Centre Drive, Suite 200, Franklin, Tennessee, 37067, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request or other communication may be sent by telegram, facsimile or telex, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram, facsimile or telex) the person entitled to receive such notice at the address of such person for purposes of this Paragraph 11, or, if mailed, at the completion of the third full day following the date of such mailing thereof to such address, as the case may be.

         12. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.


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         13.   Miscellaneous.

         (a) Amendments. This Warrant and any provision hereof may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the same is sought.

         (b) Descriptive Headings. The descriptive headings of the several Paragraphs of this Warrant are inserted for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

         (c) Entire Agreement. This Warrant constitutes the entire agreement between the Company and the holder of this Warrant with respect to this Warrant.

         (d) Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the holder of this Warrant (and, for purposes of Paragraph 10 hereof, any holder of Warrant Shares) and their respective successors and assigns. Except as expressly provided in Paragraph 10 hereof, nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and such holder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized undersigned officer as of _______________, 2000.


                                 MD2PATIENT, INC.


                                 By:
                                    --------------------------------------

                                 Name:
                                      ------------------------------------


                                 Title:
                                       -----------------------------------




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                           FORM OF EXERCISE AGREEMENT


                                                       Dated:
                                                             -----------------
To:  MD2patient, Inc.

         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby exercises said Warrant with regard to all of the Warrant Shares covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant either: [check one]

         [ ] (i) in cash or by certified or official bank check or by immediately available federal funds in the amount of $________________ as provided in the first sentence of Paragraph 1(a) of the Warrant or

         [ ] (ii) by acceptance of a lesser number of shares of Common Stock as provided in the second sentence of Paragraph 1(a) of the Warrant.

Please issue a certificate or certificates for the Warrant Shares in the name of _______________ the undersigned. [Unless consented to in writing by the Company, the Warrant Shares must be issued in the same name that the Warrant has been issued.]

         If the address to which the certificate(s) representing Warrant Shares is(are) to be forwarded differs from the address of the holder of the Warrant as shown on the records of the Company, or if more than one stock certificate is to be issued with regard to such shares, the denominations in which the stock certificate(s) should be issued and/or the address to which the stock certificate(s) should be forwarded is set forth below.



                         Name:
                              ------------------------------------

                         Signature:
                                   -------------------------------

                         Title of Signing Officer or Agent (if any):


                         -----------------------------------------


                         Note: The above signature should correspond exactly with the name on the face of the within Warrant.